United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

September 22, 2014

Date of Report

GO EZ CORPORATION, INC.

 (Exact name of Registrant as specified in its Charter)

Delaware	000-53116	22-2301634
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

101 First Street #493

Los Altos, CA USA 94022

 (Address of Principal Executive Offices)

(650) 283-2907

(Registrant’s Telephone Number, including area code)

E.R.C. Energy Recovery Corporation

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAME REFERENCES

In this Current Report, references to “GEZC,” the “Company,” “we,” “our,” “us” and words of similar import refer to Go EZ Corporation, Inc., the Registrant, which is a Delaware corporation.

Item 7.01

Regulation FD Disclosure

As stated below, we have entered into the Letter with Hamden Memorial Funeral Home, Inc., a Connecticut corporation (the “Seller”) wherein and subject to certain conditions set forth in the Letter, may acquire certain real property owned by the Seller and located at 1300 Dixwell Avenue, Hamden, Connecticut 06514.

To the extent that we are able and if due diligence and negotiations and other conditions are satisfied, we anticipate that if we acquire the real property, we may take a positive step to enhance the stature of the Company that may, if latter circumstances allow, provide a foundation for other actions in the future.

Item 8.01

Other Events.

On September 22, 2014, we entered into that certain Letter of Intent dated September 22, 2014 (the “Letter”) with Hamden Memorial Funeral Home, Inc., a Connecticut corporation (the “Seller”) wherein we agreed, subject to completion of satisfactory due diligence, the negotiation of the definitive agreements, and certain other conditions, to undertake the acquisition of certain real property owned by the Seller.

In that connection and assuming that the above terms are satisfied and that negotiation of the terms of the definitive agreements are successfully completed, the Letter, as a non-binding letter of intent, contemplates that we will close the real estate acquisition transaction set forth in the Letter on October 31, 2014 (the “Closing Date”) unless the parties to the Letter extend the date for closing.

As provided by the Letter, we anticipate acquiring the real property located in Hamden, Connecticut in exchange for our issuance of: (1) certain shares of a to-be-designated series of our Preferred Stock convertible into our Common Stock; and (2) certain Common Stock Purchase Warrants exercisable for the purchase of our Common Stock.

We have not completed our due diligence with respect to the real property and until we have completed due diligence, the negotiation of the definitive agreements, and certain other matters, we cannot be certain that we will acquire the real estate and located at 1300 Dixwell Avenue, Hamden, Connecticut 06514 as contemplated in the Letter.

The Letter contains customary provisions for choice of law, dispute resolution, venue, and certain other matters.

Item 9.01 Financial Statements and Exhibits.

(a)

Exhibits.

Exhibit No.	Exhibit Description
99.1	Copy of Letter of Intent of September 22, 2014*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

GO EZ CORPORATION, INC.

Date:	September 22, 2014	By:	/s/ Abraham Cinta
Abraham Cinta
President, Chief Executive Officer, CFO and Director

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